Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Advanced Series Trust:

We consent to the use of our reports dated February 24, 2009, with respect to the statements of assets and liabilities, including the portfolios of investments, of Aggressive Asset Allocation Portfolio, Balanced Asset Allocation Portfolio and Preservation Asset Allocation Portfolio, each a series of Advanced Series Trust, as of December 31, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

August 18, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Prudential Series Fund:

We consent to the use of our reports dated February 26, 2009, with respect to the statements of assets and liabilities, including the portfolios of investments, of SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio and Diversified Conservative Growth Portfolio, each a series of The Prudential Series Fund, as of December 31, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

August 18, 2009